UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2011

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 14, 2011, Cascade Corporation (“Cascade”) issued a press release reporting damage to its manufacturing facility in Brisbane, Australia, together with estimates of an expected fourth quarter charge to earnings related to damages at the facility.

The press release is included as Exhibit 99.1 to this report, and incorporated by reference.

Item 2.06	Material Impairments

Also on February 14, 2011, Cascade reached a determination that it will take a charge in the fourth quarter of fiscal 2011 related to damages incurred to its manufacturing facility in Brisbane, Australia, arising out of the mid-January extensive flooding in the Queensland, Australia region. Cascade expects eventually to recover from insurance a substantial portion of losses related to the flood. In light of the expected insurance recovery, management believes that the fourth quarter charge will not result in a material amount of cash expenditures in the future, net of insurance proceeds. Recovery of insurance proceeds is not expected until fiscal 2012.

Forward Looking Statements:

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results or ultimate circumstances to differ materially from results or circumstances indicated or implied in this release or in any other forward-looking statements made by us, or on our behalf. These factors include, among others, risks related to the accuracy of our preliminary assessment of damages, the availability of insurance to cover losses as expected, and our efforts to restore operations at our manufacturing facility in a timely manner. Additional considerations and other important risk factors affecting our business are described in our reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included with this Form 8-K:

99.1	Press release dated February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

Dated: February 15, 2011	By:	/s/ Joseph G. Pointer
Joseph G. Pointer Chief Financial Officer

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